2014001896	1/8/2014 3:39PM
PGS 29	$151.00	DF$0.00
Electronically Recorded Jefferson County, CO
Pam Anderson, Clerk and Recorder TD100 N

Prepared By/Return To:

Snell & Wilmer L.L.P.
600 Anton Boulevard, Suite 1400
Costa Mesa, California 92626
Attn: Joseph L. Coleman
DEED OF TRUST, ASSIGNMENT,
SECURITY AGREEMENT AND
FIXTURE FILING

by
KBS SOR Westmoor Center, LLC,
a Delaware limited liability company,
as Grantor,
to and in favor of
The Public Trustee of Jefferson County, Colorado,
as Trustee,

and

Bank of America, N.A.,
a national banking association,
as Beneficiary, in its capacity as administrative agent for the Lenders identified below
This document serves as a Fixture Filing under Section 4-9-502, Colorado Revised Statutes.

Grantor’s Organizational Identification Number is: DE 5341373

Deed of Trust, Assignment, Security Agreement and Fixture Filing
This Deed of Trust, Assignment, Security Agreement and Fixture Filing is made as of January 8, 2014, by KBS SOR Westmoor Center, LLC, a Delaware limited liability company (herein referred to as “Grantor”), whose address is c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660, Attention: Shep Wainwright, and c/o KBS Realty Capital LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660, Attention: Todd Smith, to The Public Trustee of Jefferson County, Colorado (“Trustee”), for the benefit of Bank of America, N.A., a national banking association, whose address is 5 Park Plaza, Suite 500, Irvine, California 92614, Attention: Commercial Real Estate Banking, as beneficiary, in its capacity as administrative agent (“Administrative Agent”) for the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to that certain Loan Agreement of even date herewith, as amended (the “Loan Agreement”) among Grantor, Lenders and Administrative Agent.
Recitals
Grantor has requested that Lender make the Loan (as hereinafter defined) to Grantor. As a condition precedent to making the Loan, Lenders have required that Grantor execute and deliver this Deed of Trust, Assignment, Security Agreement and Fixture Filing to Trustee and Administrative Agent.
Grants and Agreements
Now, therefore, in order to induce Lenders to make the Loan to Grantor, Grantor agrees as follows:
Article I
Definitions.
As used in this Deed of Trust, Assignment, Security Agreement and Fixture Filing, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:
“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.
“Accounts” means all accounts of Grantor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.
“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

“Administrative Agent” Bank of America, N.A., in its capacity as administrative agent for Lenders or any successor administrative agent.
“Beneficiary” means Administrative Agent and its successors and assigns, in its capacity as administrative agent for Lenders.
“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.
“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.
“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.
“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein hereafter executed by Grantor.
“Deed of Trust” means this Deed of Trust, Assignment, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Deed of Trust.
“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.
“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any CC&Rs in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.
“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith executed by Grantor in favor of Administrative Agent pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Event of Default” means an event or circumstance specified in Article VIArticle VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VIArticle VI.
“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs actually incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.
“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.
“Guarantor” means KBS SOR Properties, LLC, a Delaware limited liability company, and its personal representatives, successors and assigns.
“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Administrative Agent, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.
“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.
“Land” means the real property described in Exhibit A attached hereto and made a part hereof.
“Law” or “Laws” mean all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.
“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.
“Lender” means each Lender from time to time party to the Loan Agreement.

“Letter of Credit” means any letter of credit issued by Beneficiary for the account of Grantor or its nominee in connection with the development of the Land or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.
“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
“Loan” means the loan from Lenders to Grantor, the repayment obligations in connection with which are evidenced by the Notes.
“Loan Agreement” means the Loan Agreement of even date herewith among Grantor, Administrative Agent and Lenders which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Loan Documents” means this Deed of Trust, the Note, the Guaranty, the Environmental Agreement, the Loan Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Grantor, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Note” or “Notes” mean (i) one or more promissory notes made by Grantor and payable to the order of each of the Lenders in the aggregate face principal amount of $62,000,000, and each bearing interest as provided in the Loan Agreement, and (ii) all other promissory notes given in substitution thereof or in modification, supplement, increase, renewal or extension thereof, in whole or in part, whether one or more, as any or all of such promissory notes may from time to time be amended, restated, renewed, extended, supplemented, increased or otherwise modified, and having an initial maturity date of January __, 2018. Additionally, the Notes provide that the principal balance evidenced thereby shall bear interest at a floating rate of interest subject to change from time to time.
“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.8 of Section 9.8this Deed of Trust.
“Obligations” means all present and future debts, obligations and liabilities of Grantor to Beneficiary and/or Lenders arising pursuant to, and/or on account of, the provisions of this Deed of Trust, the Notes or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Notes; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Deed of Trust or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Grantor under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Grantor is required to perform, observe or comply with pursuant to this Deed of Trust or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust. Additionally, “Obligations” means such additional amounts as Administrative Agent or Lenders may from time to time advance pursuant to the terms and conditions of this Deed of Trust and not met by Grantor, with respect to an obligation secured by a lien or encumbrance prior to the lien of this Deed of Trust or for the protection of the lien of this Deed of Trust, together with interest thereon
“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Beneficiary and insuring Beneficiary’s interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the Liens and interests of this Deed of Trust, and (c) any other Encumbrance disclosed to Beneficiary in any commitment for title insurance delivered to Beneficiary or otherwise disclosed in writing to Beneficiary that Beneficiary shall expressly approve in writing in its sole and absolute discretion.
“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.
“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Grantor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and neither Beneficiary nor Lenders shall have any responsibility for the performance of Grantor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Grantor’s rights and interests under all Swap Contracts, including all rights to the payment of money from Beneficiary under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Grantor with respect to the Property or Grantor’s operation thereof; and (g) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Grantor with Beneficiary related to the Property, including any such deposit account from which Grantor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.
“Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.
“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the

Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Grantor’s right, title and interest in and to all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments.
“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.
“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, ditches and ditch rights, reservoirs, reservoir rights and storage rights, wells and well rights, well permits, springs and spring rights, groundwater rights (whether tributary, nontributary or not-nontributary), water contracts, water allotments, water taps, stock certificates, shares in ditch or reservoir or water companies, and all other rights of any kind or nature in or to the use of water, whether or not adjudicated, which are appurtenant to, historically used on or in connection with, or located on or under the Land (collectively, “Water Rights”), together with any and all associated structures and facilities for the diversion, carriage, transmission, conveyance, measurement, storage or use of said Water Rights, and any and all easements, rights of way, fixtures, personal property, contract rights, licenses, permits or decrees associated with or used in connection with any such Water Rights or which may be necessary for the development, operation or maintenance of such Water Rights; and alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Grantor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Grantor with respect to the Land or Improvements, either in Law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.
“Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.
“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.
“State” means the state in which the Land is located.
“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the

“Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into on or any time after the date hereof, between Swap Counterparty and Grantor, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.
“Swap Counterparty” means a Lender or an Affiliate of a Lender, in its capacity as counterparty under any Swap Contract.
“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into on or any time after the date hereof between Swap Counterparty and Grantor so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by this Deed of Trust in connection with the Loan.
“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Grantor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.
“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.
“Trustee” means The Public Trustee of Jefferson County, Colorado.
Article II
Granting Clauses; Condition of Grant.
Section 2.1    Conveyances and Security Interests.
The aggregate unpaid principal amount of the Obligations outstanding at any particular time (after having given effect to all advances and all repayments made prior to such time) which is secured by this Deed of Trust shall not aggregate, for purposes of C.R.S. Section 38-39-106, in excess of $124,000,000.00 (the “Total Maximum Principal Amount”). The Total Maximum Principal Amount does not in any way imply that Lenders are obligated to make any future advances to Grantor at any time unless specifically so provided in the Loan Documents. In order to secure the prompt payment and performance of the Obligations, Grantor (a) hereby irrevocably and unconditionally grants, bargains, sells and conveys the Real Property unto Trustee, IN TRUST with the power of sale for the benefit and security of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest that Grantor now has or may later acquire in and to the Real Property, to have and to hold the Real Property unto Trustee in fee simple forever; provided that Grantor may retain possession of the Real Property until the occurrence of an Event of Default; (b) grants to Beneficiary, for the ratable benefit of Lenders, a security interest in the Personalty; (c) assigns to Beneficiary, and grants to Beneficiary, for the ratable benefit of Lenders, a security interest in, all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Beneficiary, and grants to Beneficiary, for the ratable benefit of Lenders, a security interest in, all of Grantor’s right, title and interest in, but not any of Grantor’s obligations or liabilities under, all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time. Grantor and Beneficiary agree and acknowledge that Lenders may elect (without any obligation to do so) to make additional advances under the terms of the Notes or otherwise, and that any such future advances shall be subject to, and secured by, this Deed of Trust. Should the Obligations decrease or increase pursuant to the terms of the Obligations, the Notes or otherwise, at any time or from time to time, this Deed of Trust shall retain its priority position of record until (a) the termination of the Loan Documents in accordance with the terms thereof, (b) the full, final and complete payment of all the Obligations, and (c) the full release and termination of the liens and security interests created by this Deed of Trust.
Section 2.2    Absolute Assignment of Leases and Rents.
In consideration of the making of the Loan by Lenders to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor absolutely and unconditionally assigns the Leases and Rents to Beneficiary, for the ratable benefit of Lenders. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Grantor to Beneficiary of all of Grantor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, Grantor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default) to collect, but not prior to accrual, all Rents. Grantor agrees to collect and hold all Rents in trust for Beneficiary and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.
Section 2.3    Security Agreement, Fixture Filing and Financing Statement.
This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Grantor to Beneficiary, for the ratable benefit of Lenders, under the Uniform Commercial Code of the State. In addition to all of its other rights under this Deed of Trust and otherwise, Beneficiary shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Deed of Trust shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Grantor and Beneficiary are set forth in the opening paragraph of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or any other financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust.
Section 2.4    Release of Deed of Trust and Termination of Assignments and Financing Statements.
If and when Grantor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Beneficiary, without the joinder of Trustee, will promptly provide a release of the Property from the lien of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor. Grantor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2Section 2.2 shall automatically terminate and become null and void.
Article III
Representations and Warranties.
Grantor makes the following representations and warranties to Beneficiary and each of the Lenders:
Section 3.1    Title to Real Property.
To Grantor’s knowledge and belief, Grantor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. To Grantor’s knowledge and belief, Grantor has the right and authority to convey the Real Property and does hereby convey the Real Property in accordance with the terms of this Deed of Trust with general warranty. To Grantor’s knowledge and belief, the Real Property is subject to no Encumbrances other than the Permitted Encumbrances and Taxes, not yet delinquent.
Section 3.2    Title to Other Property.
To Grantor’s knowledge and belief, Grantor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. To Grantor’s knowledge and belief, none of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.
Section 3.3    Property Assessments.
The fee portion of the Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that such fee portion of the Real Property is not subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4    Independence of the Real Property.
Except as disclosed in the underlying documents referenced in the title commitment relating to the Property delivered to Administrative Agent in connection with the making of the Loan, no buildings or other improvements on property not covered by this Deed of Trust rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and, to Grantor’s knowledge and belief, none of the Real Property relies, or will rely, on any property not covered by this Deed of Trust or any interest therein to fulfill any requirement of any Governmental Authority. To Grantor’s knowledge and belief, the Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.
Section 3.5    Existing Improvements.
To Grantor’s knowledge and belief, the existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.
Section 3.6    Leases and Tenants.
To Grantor’s knowledge and belief, and except as expressly disclosed to Administrative Agent in writing, the Leases are valid and are in full force and effect, and Grantor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, and except as expressly disclosed to Administrative Agent in writing, Grantor has not accepted any Rents more than thirty (30) days in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Grantor has title to and the right to assign the Leases and Rents to Beneficiary, and no other assignment of the Leases or Rents has been granted. To the best of Grantor’s knowledge and belief and except as disclosed to Administrative Agent in writing, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.
Article IV
Affirmative Covenants.
Section 4.1    Obligations.
Grantor agrees to promptly pay and perform all of the Obligations in accordance with the terms of the Loan Documents, time being of the essence in each case.
Section 4.2    Property Assessments; Documentary Taxes.
Grantor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Beneficiary, upon written demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Except as may be permitted pursuant to the provisions of Section 4.3 below, Grantor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Deed of Trust or any of the other Loan Documents.
Section 4.3    Permitted Contests.
Grantor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Grantor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) neither Beneficiary nor any Lender is subjected to any Claim as a result of such contest, and (d) Grantor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Grantor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Grantor shall indemnify and save Beneficiary and each Lender harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Grantor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.
Section 4.4    Compliance with Laws.
Grantor will comply with and not knowingly violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.
Section 4.5    Maintenance and Repair of the Property.
Grantor, at Grantor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.
Section 4.6    Additions to Security.
All right, title and interest of Grantor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further deed of trust, conveyance, assignment or other act by Grantor, become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof. Grantor agrees, however, to execute and deliver to Trustee and/or Beneficiary such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.

Section 4.7    Subrogation; Vendor’s/Purchase Money Lien.
To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary or any Lender whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary or any Lender to pay or discharge any Lien. If all or any portion of the proceeds of the loan evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s or purchase money lien is waived; and Beneficiary, for the ratable benefit of Lenders, shall have, and is hereby granted, a vendor’s or purchase money lien on the Property as cumulative additional security for the secured indebtedness. Beneficiary may foreclose under this Deed of Trust or under the vendor’s or purchase money lien without waiving the other or may foreclose under both.
Section 4.8    Leases.
(a)    Except as expressly permitted in the Loan Agreement, Grantor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Beneficiary as provided under the terms of the Loan Agreement.
(b)    Beneficiary shall not be obligated to perform or discharge any obligation of Grantor under any Lease. The assignment of Leases provided for in this Deed of Trust in no manner places on Beneficiary any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).
(c)    No approval of any Lease by Beneficiary shall be for any purpose other than to protect Beneficiary’s security and to preserve Beneficiary’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.
Article V
Negative Covenants.
Section 5.1    Encumbrances.
Except as expressly permitted in this Deed of Trust, Grantor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Grantor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its sole and absolute discretion, Grantor shall have the right to contest in good faith any Claim, Lien or Encumbrance (and shall not be deemed in default hereunder), provided that Grantor does so diligently and without prejudice to Beneficiary or delay in completing construction of the Improvements. Grantor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2    Transfer of the Property.
Grantor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories and other Transfers expressly permitted in this Deed of Trust). The Transfer of any of the general partnership interest in Grantor, if Grantor is a general partnership, or the Transfer of more than 50% of the membership interests in Grantor (whether in one or more transactions during the term of the Loan) shall be deemed to be a prohibited Transfer of the Property.
Notwithstanding anything stated to the contrary herein or in any of the other Loan Documents, any transfers (or the pledge or encumbrance) of equity interests or other interests in KBS SOR Properties, LLC, or in any of the direct or indirect owners of KBS SOR Properties, LLC (including, without limitation, KBS Strategic Opportunity Limited Partnership, KBS Strategic Opportunity Holdings, LLC, or KBS Strategic Opportunity REIT, Inc.) shall not be prohibited (and shall be expressly permitted) provided that KBS Strategic Opportunity REIT, Inc., continues to own, either directly or indirectly, not less than a fifty-one percent (51%) of the ownership interests in Grantor.
Notwithstanding the foregoing or anything stated to the contrary in this Deed of Trust or in any of the other Loan Documents, the following transactions will not be prohibited and shall be expressly permitted:
(a)    KBS SOR Properties, LLC, KBS Strategic Opportunity Limited Partnership, KBS Strategic Opportunity REIT, Inc., and KBS Strategic Opportunity Holdings, LLC, shall each be permitted to execute guaranties and/or indemnity agreements for their respective direct or indirect subsidiaries; and
(b)    KBS Strategic Opportunity Limited Partnership, KBS Strategic Opportunity REIT, Inc., and any of the other parties owning interests in KBS Strategic Opportunity Limited Partnership, direct or indirect, shall be permitted to obtain loans from, or incur indebtedness to any third-party lender (each a “Secondary Loan”) and pledge their respective interests (direct or indirect) in KBS Strategic Opportunity Limited Partnership and KBS SOR Properties, LLC, as security for any such Secondary Loan so long as (A) neither Grantor nor Grantor’s sole member’s membership interest are pledged to secure such Secondary Loan, and (B) any default under a Secondary Loan resulting in a foreclosure of the pledged interests and a transfer of such interest to the lender of the Secondary Loan shall be deemed an Event of Default under the Loan Documents.
Section 5.3    Removal, Demolition or Alteration of Accessories and Improvements.
Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed. Grantor may remove and dispose of, free from the Lien of this Deed of Trust, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Grantor shall be deemed to have subjected such Accessories to the Lien of this Deed of Trust), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan. Notwithstanding the foregoing, nothing herein shall limit Grantor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Beneficiary or otherwise existing as of the date of this Deed of Trust), tenant improvements ongoing as of the date hereof, or any capital improvements to the Property.
Section 5.4    Additional Improvements.
Grantor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed. Grantor will complete and pay for, prior to delinquency, any Improvements which Grantor is permitted to construct on the Land. Grantor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right-of-way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land. Notwithstanding the foregoing, nothing herein shall limit Grantor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Beneficiary), or any capital improvements to the Property.
Section 5.5    Restrictive Covenants, Zoning, etc.
Without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Except as expressly permitted in this Deed of Trust, Grantor (a) will promptly perform and observe, and use commercially reasonable efforts to cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things reasonably necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.
Article VI
Events of Default.
The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Deed of Trust:
Section 6.1    Payment Obligations.
Grantor fails to pay any of the Obligations within five (5) business days after same becomes due, whether on the scheduled due date or upon acceleration, maturity or otherwise.
Section 6.2    Transfers.
Grantor fails to comply with the provisions of Section 5.2 above.

Section 6.3    Other Obligations.
Grantor fails to promptly perform or comply with any of the Obligations set forth in this Deed of Trust (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Grantor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Grantor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Beneficiary.
Section 6.4    Event of Default Under Other Loan Documents.
An Event of Default (as defined therein) occurs under the Notes or the Loan Agreement, or Grantor or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period) and in accordance with the terms of the applicable Loan Documents, or if no such grace or cure period is specified, such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Grantor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Grantor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Beneficiary.
Section 6.5    Default Under Other Lien Documents.
A default occurs (and is not cured within any applicable notice and/or cure period) under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.
Section 6.6    Execution; Attachment.
Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.
Article VII
Rights and Remedies.
Upon the happening and during the continuance of any Event of Default, Beneficiary, or Trustee at the direction of Beneficiary, shall have the right, in addition to any other rights or remedies available to Beneficiary under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1    Acceleration.
Beneficiary may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Grantor).
Section 7.2    Foreclosure; Public Trustee; Judicial Foreclosure.
(a)    Public Trustee Foreclosure. Beneficiary may foreclose this Deed of Trust, insofar as it encumbers the Property, by way of a trustee’s sale pursuant to the provisions of Title 38, Article 38, Colorado Revised Statues, as currently in effect, as amended, or in any other manner then permitted by Law. If this Deed of Trust encumbers more than one parcel of real estate, foreclosure may be by separate parcel or en masse, as Beneficiary may elect in its sole discretion. Foreclosure through Trustee will be initiated by Beneficiary’s filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the Laws of Colorado then in force with respect to such sales, and shall give four weeks’ public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Property is located.
(b)    Judicial Foreclosure. The right to foreclose this Deed of Trust as a mortgage by appropriate proceedings in any court of competent jurisdiction is also hereby given.
(c)    Expenses of Trustee’s Sale or Foreclosure. All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, insurance, repairs, appraisals, maintenance, inspection and testing fees, receivers’ and management fees, leasing and sales commissions, advertising costs and expenses, taxes, impositions, charges and assessments, environmental audits, environmental studies and reports, environmental tests and remediation costs, surveys, engineering studies and reports, engineering fees and expenses, soils tests, space planning costs and expenses, contractors’ fees, expert witness fees and expenses, copying charges, costs for title searches, commitments and examinations, title insurance premiums and expenses, filing and recording fees, all costs, fees, or expenses incurred by Beneficiary to maintain, preserve, and protect the Property, and any other costs or fees authorized in any Loan Document, and all costs of any receivership for the Property as advanced by Beneficiary, and all reasonable attorneys’ and consultants’ fees incurred by Beneficiary, costs and expenses related to documentary and expert evidence, stenographers’ charges, all costs related to any bankruptcy proceeding initiated by or against Grantor, or which otherwise affects the Property or any interests or rights related thereto, reasonable legal fees related to any maker responsible herein, all with interest thereon at the interest rate after the occurrence, and during the continuance, of an event of default as described in the Note, as Beneficiary may deem necessary to preserve and protect the Property and Beneficiary’s interest therein, or to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceedings the true conditions of the title to or the value of the Property, together with and including a statutorily mandated compensation to Trustee, shall constitute a part of the Obligations and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale.
(d)    Insurance Upon Foreclosure. In case of an insured loss after judicial foreclosure or Trustee’s sale proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied to rebuilding or restoring the buildings or improvements, shall be used to pay the amount due upon the Obligations. In the event of judicial foreclosure or Trustee’s sale, Beneficiary or Trustee is hereby authorized, without the consent of Grantor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as Beneficiary or Trustee may deem advisable to cause the interest of such purchaser to be protected by any of the said insurance policies.
(e)    No Conflict. Nothing in this Article VII dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado Law, and any such inconsistency shall be resolved in favor of Colorado Law applicable at the time of foreclosure.
Section 7.3    Judicial Action.
Beneficiary shall have the right from time to time to sue Grantor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Deed of Trust, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.
Section 7.4    Collection of Rents.
Upon the occurrence, and during the continuance, of an Event of Default, the license granted to Grantor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Grantor. Beneficiary may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Beneficiary may, but shall not be obligated to, exercise and enforce any or all of Grantor’s rights under the Leases. Without limitation to the generality of the foregoing, Beneficiary may notify the tenants under the Leases that all Rents are to be paid to Beneficiary, and following such notice all Rents shall be paid directly to Beneficiary and not to Grantor or any other Person other than as directed by Beneficiary, it being understood that a demand by Beneficiary on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Beneficiary without the necessity of further consent by Grantor. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay all Rents to Beneficiary instead of to Grantor, upon receipt of written notice from Beneficiary, without the necessity of any inquiry of Grantor and without the necessity of determining the existence or non-existence of an Event of Default. Grantor hereby appoints Beneficiary as Grantor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Grantor’s name or in Beneficiary’s name: (a) to endorse all checks and other Deed of Trusts received in payment of Rents and to deposit the same in any account selected by Beneficiary; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Grantor shall pay, on demand, to Beneficiary, the amount of any deficiency between (i) the Rents received by Beneficiary, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.

Section 7.5    Taking Possession or Control of the Property.
Upon the occurrence, and during the continuance, of an Event of Default, as a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to Grantor, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver by ex parte application, without notice, the right to such notice being expressly waived, for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Beneficiary pursuant to Section 7.4. In addition, upon the occurrence, and during the continuance, of an Event of Default, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom.
Section 7.6    Management of the Property.
Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5Section 7.13, Beneficiary or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Grantor (the costs of completing such Improvements shall be Expenses secured by this Deed of Trust and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Beneficiary or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.
Section 7.7    Uniform Commercial Code.
Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Grantor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Deed of Trust at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Trustee and/or Beneficiary to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

Section 7.8    Application of Proceeds.
Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Beneficiary from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations (all with interest at the rate per annum provided in the Loan Agreement for interest on past due principal owed under the Loan Agreement, but never in excess of the maximum nonusurious amount permitted by applicable Law, which interest shall be payable to Beneficiary on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the Obligations), in such manner and order as Beneficiary may elect.
Section 7.9    Credit Bid.
In the event of any bankruptcy auction sale with respect to any or all of the Property, whether such sale is conducted pursuant to United States Code Title 11, Section 363 or United States Code Title 11, Section 1129(b)(2)(A), Beneficiary shall have the absolute right to bid and become the purchaser at any such sales and credit the Obligations against any such successful bid.
Section 7.10    Other Remedies.
Beneficiary shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Grantor provided under the Loan Documents or by applicable Laws.
Article VIII
[Reserved].
Article IX
Miscellaneous.
Section 9.1    Rights, Powers and Remedies Cumulative.
This Deed of Trust is a deed of trust and mortgage, and each right, power and remedy of Beneficiary or Trustee as provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary or Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary or Trustee of any or all such other rights, powers or remedies. In the event a foreclosure hereunder shall be commenced by Trustee, Beneficiary may at any time before the sale of the Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Note and/or any other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, to sell the Property in accordance with the provisions of this Deed of Trust.

Section 9.2    No Waiver by Beneficiary.
No course of dealing or conduct by or among Beneficiary and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust or the other Loan Documents. No failure or delay by Beneficiary to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Beneficiary shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary’s extending the time of payment or modifying the terms of this Deed of Trust or any of the other Loan Documents without first having obtained the consent of Grantor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any of the other Loan Documents without in any way impairing or affecting the Lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust. Beneficiary may resort to the security or collateral described in this Deed of Trust or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion.
Section 9.3    Waivers and Agreements Regarding Remedies.
To the full extent Grantor may do so, Grantor hereby:
(a)    agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, or extension, and waives and releases all rights of valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;
(b)    waives all rights to a marshaling of the assets of Grantor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;
(c)    waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and
(d)    waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties. This Section may not be changed orally and no obligation of the Grantor under this Section can be released or waived by Beneficiary except by a signed writing by an authorized officer of Beneficiary. Grantor hereby waives any rights it might have under C.R.S. §§ 13-50-102 and 103.
Section 9.4    Successors and Assigns.
All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, its successors and assigns.
Section 9.5    No Warranty by Beneficiary.
By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Beneficiary pursuant to this Deed of Trust or any of the other Loan Documents, Beneficiary shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary.
Section 9.6    Amendments.
This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.
Section 9.7    Severability.
In the event any one or more of the provisions of this Deed of Trust or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Deed of Trust or any of the other Loan Documents, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
Section 9.8    Notices.
All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document,

shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Deed of Trust or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
Section 9.9    Joint and Several Liability.
If Grantor consists of two (2) or more Persons, the term “Grantor” shall also refer to all Persons signing this Deed of Trust as Grantor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Beneficiary may release, compromise, modify or settle with any of Grantor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Grantor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Grantor.
Section 9.10    Rules of Construction.
The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Deed of Trust in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Deed of Trust are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Deed of Trust unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.
Section 9.11    Governing Law.
This Deed of Trust shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

Section 9.12    Entire Agreement.
The Loan Documents constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Beneficiary to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
Section 9.13    Partial Releases.
Beneficiary has agreed to grant partial releases of the Property from the lien of this Deed of Trust in accordance with the terms and conditions of Section 9.29 of the Loan Agreement.
Section 9.14    Limited Recourse Provision.
Beneficiary shall have no recourse against, nor shall there be any personal liability to, the members of Grantor , or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Grantor with respect to the obligations of Grantor and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Grantor’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Beneficiary’s right to exercise any rights or remedies against any collateral securing the Loan.
[Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed under seal as of the day and year first written above.
GRANTOR:
KBS SOR WESTMOOR CENTER, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIX, LLC, a Delaware limited liability company, its sole member

By:	KBS SOR PROPERTIES, LLC, a Delaware limited liability company, its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its general partner

By:    ___/s/ David E. Snyder_______________
David E. Snyder,
Chief Financial Officer

ACKNOWLEDGMENT

State of California
County of Orange)

On 1/5/14 before me, Teresa Fakalata, Notary Public
(insert name and title of the officer)

personally appeared David E. Snyder ,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(ies), and that by his/~~her/their~~ signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

TERESA FAKALATA
Commission # 1876927
Notary Public - California
Orange County
My Comm. Expires Jan 15, 2014

Signature [signature] (Seal)

Exhibit A
Legal Description
That certain real property in the City of Westminster, County of Jefferson, State of Colorado, more particularly described as follows:
Parcel 1:
Parcel A:
Lot 1,
Block 1.
Westmoor Technology Park, according to the plat recorded June 29, 1998, at Reception No. F0640311, County of Jefferson, State of Colorado.
Parcel B:
Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel 2:
Parcel A:
Lot 2,
Block 1.
Westmoor Technology Park, according to the plat recorded June 29, 1998, at Reception No. F0640311, County of Jefferson, State of Colorado.
Parcel B:
Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel 3:
Parcel A:
Lot 3,
Block 1.
Westmoor Technology Park, according to the plat recorded June 29, 1998, at Reception No. F0640311, County of Jefferson, State of Colorado.

A-1

Parcel B:
Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel 4:
Parcel A:
Lot 4,
Block 1.
Westmoor Technology Park, according to the plat recorded June 29, 1998, at Reception No. F0640311, County of Jefferson, State of Colorado.
Parcel B:
Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel 5:
Parcel A:
Lot 5A,
Block 1,
Westmoor Technology Park, 1st Replat, according to the plat recorded December 30, 1998, at Reception No. F0768465, County of Jefferson, State of Colorado.
Parcel B:
Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel C:
Together with a perpetual, nonexclusive right and slope easement and benefits under Slope Easement recorded October 16, 1998, at Reception No. F0716003,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel 6:
Parcel A:
Lot 5B,

A-2

Block 1,
Westmoor Technology Park, 1st Replat, according to the plat recorded December 30, 1998, at Reception No. F0768465, County of Jefferson, State of Colorado.
Parcel B:
Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel C:
Together with a perpetual, nonexclusive right and slope easement and benefits under Slope Easement recorded October 16, 1998, at Reception No. F0716003,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel D:
Together with easement rights and benefits for Storm Drainage as granted on the 1st Replat of Westmoor Technology Park, recorded December 30, 1998, at Reception No. F0768465,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.
Parcel E:
Together with a perpetual, nonexclusive easement for pedestrian and vehicular ingress, egress and access and benefits under Declaration of NonExclusive Access Easement recorded December 30, 1998, at Reception No. F0768468,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

A-3